Exhibit 10.1


                                 PROMISSORY NOTE


$47,500,000                                                     December 9, 1997



     FOR VALUE RECEIVED, Neodata Services, Inc. (the "Maker") hereby promises to pay on the Maturity Date (as hereinafter defined) to the order of Electronic Data Systems Corporation (the "Payee") the principal sum of Forty Seven Million, Five Hundred Thousand and no/100 Dollars ($47,500,000.00), or, if less, the unpaid principal amount of all loans made by Payee (which amount as of the date of this Note equals $39,990,638.87, including amounts outstanding under the Promissory Note of Maker to Payee dated August 29, 1997 in the principal amount of $40,000,000.00, which Note is being surrendered to Maker concurrently with the execution hereof) to the Maker. In addition, the Maker promises to pay interest on the unpaid principal amount hereof from time to time outstanding as hereinafter provided. This Note is meant to evidence existing and future indebtedness of Maker to Payee, it being understood that principal amounts may be repaid and readvanced from time to time at the option of Payee.

          1. Interest. This Note shall bear interest on the unpaid principal amount hereof from time to time outstanding at a rate per annum equal to the appropriate "applicable federal rate" as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended, as in effect from time to time. Interest shall be calculated on May 31 and November 30 of each year on the outstanding principal balance of this Note as of the date of calculation at the applicable federal rate for the period of calculation. Regardless of any provision contained in this Note, no holder of this Note shall ever be entitled to receive, collect or apply, as interest on any amount owing hereunder, any amount in excess of the maximum permitted to be charged under applicable law.

          2. Maturity.  Subject to  acceleration  in  the event of default under
Section 5 hereof, this Note shall mature, and all unpaid principal and all accrued and unpaid interest thereon shall become due and payable, on the earlier of (i) January 31, 2002 and (ii) the demand of the holder of this Note at any time following the repayment in full of the Company's 12% Senior Deferred Coupon Notes due 2003 (the "Senior Notes") (the "Maturity Date").

          3. Repayment of Principal and Interest. All outstanding principal and accrued interest thereon shall be due and payable on the Maturity Date.

          4. Optional Prepayments. The Maker may at any time and from time to time prepay all or any portion of the principal amount of this Note, without penalty or premium.

          5. Events of Default. If any of the following events ("Events of Default") shall have occurred and be continuing:

              (a) the Maker shall fail in the payment of any portion of the principal amount of this Note when the same becomes due and payable;


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              (b)  the Maker shall (i) fail  generally to  pay Maker's  debts as they become due, (ii) file, or consent to the filing of, a petition seeking liquidation, reorganization or other relief with respect to Maker's debts under any bankruptcy, insolvency or other similar law now or hereafter in effect,
(iii) consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official for any substantial part of Maker's properties, or
(iv) make a general assignment for the benefit of Maker's creditors;

              (c) an order shall be entered by a court or other governmental authority of competent jurisdiction (i) granting any relief with respect to the Maker or Maker's debts in any case or proceeding for liquidation, reorganization or otherwise under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointing, without the consent of the Maker, a trustee, receiver, liquidator, custodian or other similar official for any substantial part of Maker's properties, or (iii) pursuant to the terms of which the Maker is adjudicated to be insolvent; provided, however, that any such order specified in clause (i), (ii) or (iii) above shall not have been dismissed within 30 days; or

              (d) the Maker shall be dissolved, liquidated or terminated for any reason; then, and in any such event, the Payee may, by notice to the Maker, declare this Note (together with all interest accrued hereon) to be, and this Note shall thereupon become, immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Maker; provided, however, that in the case of any of the Events of Default specified in clause
(b), (c) or (d) above, without any notice to Maker or any other act by the Payee, this Note (together with the accrued interest thereon) shall automatically become due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or notice of any other kind, all of which are hereby waived by the Maker.

          6. Amendment; Waiver. The terms and provisions of this Note may be modified or amended, and the observance of any term or provision hereof may be waived, only by a written instrument executed by the Maker and the Payee or any other holder hereof. No failure to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          7. Parties in Interest; Assignment. This Note shall be binding upon and inure to the benefit of the Maker and the Payee and their respective successors and assigns. The Payee may at any time assign this Note or Payee's rights and interests herein to any person. If the Payee makes such an assignment, Payee shall provide notice thereof to the Maker within ten Business Days of such assignment.

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          8.  Governing  Law. THIS  NOTE SHALL  BE GOVERNED BY AND  CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCEPT THAT NO EFFECT SHALL BE GIVEN TO ANY CONFLICTS OF LAW PRINCIPLES WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS).

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the 9th day of December, 1997.

                                            NEODATA SERVICES, INC.


                                        By: /s/ Nicholas J. Cuccaro
                                            ---------------------------------
                                            Name:   Nicholas J. Cuccaro
                                            Title:  Senior Vice President